Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

December 1, 2025

Cardinal Infrastructure Group Inc.

100 E. Six Forks Road, #300

Raleigh, North Carolina 27609

Ladies and Gentlemen:

We have represented Cardinal Infrastructure Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2025 (Registration No. 333-290850) (as amended, the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale by the Company of up to 11,500,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company, including 1,500,000 shares which may be offered and sold pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock (the “Shares”). The term “Shares” shall include any additional shares of Class A Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As counsel to the Company, we have examined (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) of the Company in the form filed as Exhibit 3.3 to the Registration Statement, to be filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares; (iii) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.4 to the Registration Statement; (iv) the form of underwriting agreement (the “Underwriting Agreement”) filed as Exhibit 1.1 to the Registration Statement; and (v) resolutions of the board of directors and stockholders of the Company relating to the offering of the Shares. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

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Cardinal Infrastructure Group Inc.

December 1, 2025

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement will become and remain effective under the Securities Act and (ii) all of the Shares will be issued and sold in compliance with applicable federal and state securities or blue sky laws and in the manner stated in the Registration Statement.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied upon certificates and comparable documents of the responsible officers of the Company and of public officials.

Based upon and subject to the foregoing and other qualifications and limitations set forth herein and having regard for legal considerations which we deem relevant, we are of the opinion that, assuming (i) due action by the Company’s Board of Directors or a duly appointed committee thereof to determine the price per share of the Shares, (ii) the due execution and delivery of the Underwriting Agreement by the parties thereto, (iii) the effectiveness of the Registration Statement under the Act and (iii) the Company filing its Restated Certificate of Incorporation substantially in the form most recently filed as an exhibit to the Registration Statement with the Secretary of State of the State of Delaware, the Shares, when they have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued and delivered against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in such Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP